Exhibit 10.1

_________, 20___

[Director Name]
[Address 1]
[Address 2]

Re:	Knight Transportation, Inc.: Director’s Compensatory Restricted Stock Grant Agreement

Dear [Name]:

As a member of the Board of Directors (the “Board”) of Knight Transportation, Inc. (the “Company”), you are entitled to receive a stock grant of the Company’s voting common stock (the “Stock”), par value $0.01 per share.  Based on your election, you are entitled to receive Stock having a value of $______ (the “Grant”) as of the date of this letter.  This Grant is made pursuant to the authority of the Company’s Amended and Restated 2015 Omnibus Incentive Plan, as amended (the “Plan”).  This Grant is subject to the terms and conditions of this letter (“Agreement”) and to the Plan.

1.           Grant of Stock.  The Grant is made to you as part of the Director’s compensation payable to you in accordance with actions taken by the Compensation Committee of the Board of the Company, the Plan and the policies adopted by the Compensation Committee under the Plan.  The date of this Grant is _________, 20__.  The Grant is for _____ shares of Stock.  You will receive no fractional shares of Stock.  The Stock has been valued at the closing price of the Stock, as reported by the New York Stock Exchange, on ___________, 20__.  This Grant is made in lieu of any other grants that could be made to you under the Plan.

2.           Vesting.  The shares of Stock subject to the Grant are fully vested as of the date of this Grant.  By accepting this Grant, you agree to hold the Stock for not less than six months before selling the Stock, subject to the additional holding requirements of the Retention Policy (defined below).

3.           Stock Ownership and Retention Policy.  Effective February 4, 2014, the Board of Directors of the Company adopted a Stock Ownership and Retention Policy (“Retention Policy”).  Under the Retention Policy, each non-employee Director has five years from the later of: (i) February 4, 2014, or (ii) the date of the Director’s appointment or election to the Board of Directors to meet the Director Retention Amount.  The “Director Retention Amount” means Company Stock having a value equal to the lesser of: (i) three times the Director’s annual compensation, or (ii) $100,000.00.  This Retention Policy imposes retention requirements on all Stock issued to non-employee Directors as compensation.

4.           Form of Stock Issuance.  The Stock may be issued to you in either book entry (non-certificated) form or certificated form.  The Stock will be treated as issued and outstanding as of ______, 20__, and you have the right to exercise all indicia of ownership with respect to the Stock, including voting rights, as of that date.

5.           Tax Treatment.  By accepting the Stock, you are responsible for any income tax withholding or other taxes imposed on you by virtue of the issuance of the Stock.  The Stock subject to this Grant will be treated as income earned from self-employment, and will be taxed to you as ordinary income pursuant to Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”) as of the date of the Grant.  The Company has the right to reduce the total number of shares of Stock distributed to you by the amount of any federal or state taxes (including, without limitation, FICA, FUTA and Medicare) the Company may be obligated to withhold and pay, and you hereby authorize the Company to reduce number of shares of Stock distributable to you by the amount of any federal or state taxes the Company is required to withhold and pay.

6.           Restrictions on Transfer; Compliance with Securities Law.  In accordance with policies adopted by the Compensation Committee, so long as you are serving as a Director of the Company, you may not sell any shares of the Stock without obtaining the Company’s approval, and you agree not to sell the Stock during any Company “blackout” period.  The Stock issued to you may not be sold, transferred, assigned or otherwise disposed of other than in compliance with applicable federal and state securities laws.  The Company has filed a registration statement covering the Stock issued pursuant to the Plan.  As long as that registration statement is in effect, Stock issued pursuant to the Plan will not be restricted as to transfer, except as provided in this Agreement.  The Company does not provide any assurance that any registration statement will continue to be maintained in effect with respect to the Stock.  If for any reason, a registration statement is not in effect with respect to the Stock, the Stock may not be sold or transferred except in compliance with applicable securities laws.

7.           Risks.  By accepting this Grant, you acknowledge that the value of the Stock may be adversely affected by changes in the United States’ economy; changes in the Company’s profitability, financial condition, business or properties; a reduction in the Company’s growth rate; competition from other truckload carriers; and other factors that are described more particularly in the Company’s Annual Report on Form 10-K.  The Company does not promise you that the value of the Stock will rise, or that the Company will continue to grow or be profitable.

8.           Access to Information.  With respect to this Grant, you acknowledge that as a Director of the Company you have reviewed prior to filing with the United States Securities and Exchange Commission, and have access to, the Company’s reports filed on Forms 8-K, 10-Q, 10-K, and any proxy or shareholder information materials filed with the United States Securities and Exchange Commission, which are available through EDGAR.

9.             Successors.  This Agreement is binding on you, your spouse and any successors or assigns.

10.           Arbitration of Disputes.  You and the Company agree that the Federal Arbitration Act shall apply to and governs the arbitration provisions of this Agreement.  Any disputes between or among the parties with respect to the terms of this Agreement, including, without limitation, the scope of this arbitration provision, shall be subject to arbitration pursuant to the laws of the State of Arizona governing arbitration, excluding the revised Arizona Arbitration Act.  Arbitration shall occur in Phoenix, Arizona.  Judgment on any arbitration award may be entered in any court having jurisdiction.  A single arbitrator shall have the power to render a maximum award of $500,000.  If any person asserts a claim in excess of $500,000, any party to the arbitration proceeding may request that the arbitration be heard by a panel of three (3) arbitrators and, if so requested, the arbitration decision shall be made by a majority of the three arbitrators.  The Company shall pay the cost of arbitration, but if the Company is the prevailing party in the arbitration, the Company shall have the right to recover from you all costs of arbitration.  EACH OF THE PARTIES EXPRESSLY AGREES TO ARBITRATION AND WAIVES ANY RIGHT TO TRIAL BY JURY EITHER PARTY MAY HAVE.  Nothing in this Agreement shall limit or restrict any self-help remedy, including, without limitation, any right of offset a party may have.  The party prevailing in any arbitration shall be entitled to payment of all legal fees and costs (including court costs) and all costs of arbitration, regardless of whether such costs are recoverable under applicable law.

11.           WAIVER OF CERTAIN CLAIMS.  BY EXECUTING THIS AGREEMENT AND ACCEPTING THIS GRANT, YOU AGREE THAT ANY CLAIM YOU MAY HAVE WITH RESPECT TO THIS GRANT OR THE STOCK (OTHER THAN A CLAIM FOR THE CONTRACTUAL BREACH OF THIS AGREEMENT) MUST BE ASSERTED NOT LATER THAN ONE YEAR FOLLOWING THE DATE OF THIS GRANT, AND THAT NO CLAIMS (OTHER THAN FOR BREACH OF CONTRACT) MAY BE BROUGHT AFTER THAT PERIOD.  YOU VOLUNTARILY AND KNOWINGLY WAIVE ANY LONGER STATUTE OF LIMITATIONS IN CONSIDERATION OF THIS GRANT.  IN ADDITION, YOU AND THE COMPANY AGREE THAT ANY CLAIM MADE UNDER THIS AGREEMENT OR THE PLAN, OR ARISING FROM OR IN CONNECTION WITH ANY STOCK GRANTED PURSUANT TO THIS AGREEMENT OR THE PLAN, SHALL BE LIMITED TO ACTUAL DAMAGES AND THE RECOVERY OF ATTORNEYS’ FEES AND COSTS OF COURT.  TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO RESCISSION OR ANY RIGHT TO CLAIM OR RECOVER TREBLE DAMAGES, PUNITIVE DAMAGES, OR EXEMPLARY DAMAGES, WHETHER SUCH RIGHTS ARE GRANTED BY STATUTE OR UNDER COMMON LAW, IS HEREBY WAIVED AND RELEASED.  EACH PARTY AGREES AND ACKNOWLEDGES THAT THE WAIVER AND RELEASE OF SUCH RIGHTS IS VOLUNTARY AND KNOWING AND THAT EACH PARTY HAS RECEIVED, UNDER THIS AGREEMENT, FULL AND ADEQUATE CONSIDERATION FOR SUCH WAIVER.

12.           Governing Law.  This Agreement is subject to, and is to be construed in accordance with, the laws of the State of Arizona.

13.           Acceptance.  You agree that your acceptance of the terms and conditions of this Agreement is conclusively evidenced by (i) your receipt of this Agreement and your acceptance of the Grant made hereby or (ii) your execution of a copy of this Agreement that you return to us.  Unless you indicate to us either electronically or in writing within five (5) business days of receipt of this Agreement that you do not accept and agree to the terms and conditions of this Agreement, by continuing to serve as a Director with the Company, you will be deemed to have accepted and agreed to the terms and conditions set forth in this Agreement.

Sincerely,

KNIGHT TRANSPORTATION, INC., an Arizona corporation

By:
[Name]
[Title]

The foregoing is accepted and agreed to:

[Name]
Director

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